                                                                    EXHIBIT 99.2
                           ATMOS ENERGY CORPORATION
                          DIRECT STOCK PURCHASE PLAN
                            Initial Investment Form

                                [LOGO OF ATMOS]

Please print all items except signatures. QUESTIONS? Call toll-free 1-800-736-3001 from 9 a.m. to 6 p.m. Eastern Time, Monday through Friday. Mail your completed Initial Investment Form in the courtesy envelope provided to:

         Atmos Direct Stock Purchase Plan
         c/o Bank of Boston
         P.O. Box 1681
         Boston, MA 02105-1681

A. ENROLLING IN THE PLAN

[_] I wish to enroll by making an initial investment. Enclosed is a check or money order for $__________ ($200 minimum/$100,000 maximum annually) payable to "BKB - Atmos". (For multiple accounts, a minimum of $200 is required for each account.) Check must be received no later than 12:00 p.m. (noon) Eastern Time one business day prior to an Investment Date to be invested beginning on that Investment Date.

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B. YOUR MAILING ADDRESS

                                                                       Please note any address corrections at right.
                                                                       We must have a complete address
                                                                       to process your enrollment.
Please provide your mailing address:
                                                                       Please provide your day and evening phone numbers to
                                                                       assist us in processing your enrollment.
___________________________________________________________
First Name                  M.I.                  Last Name
                                                                       Daytime Phone: (     ) ________________________________
___________________________________________________________
Street Name and Number                     Apartment Number            Evening Phone: (     ) ________________________________

___________________________________________________________
City                        State                       Zip

C. DIVIDEND REINVESTMENT

All dividends paid on Atmos stock held for you under the Plan will be reinvested at a 3% discount from market price. Please refer to the plan prospectus.

D. YOUR ACCOUNT REGISTRATION   Please Print Clearly

TYPE OF ACCOUNT: Please check one box and provide all requested information.
                                                                                       _____________________________________
[_] Check here if registration desired matches mailing label information above.        Owner's Social Security Number

[_] INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

    ________________________________________  _________________________________________  _________________________________________
    Owner's First Name     M.I.    Last Name  Owner's Social Security Number             Joint Owner's First Name  M.I.  Last Name

[_] CUSTODIAL. A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.

    ______________________________________  __________________________________  ________________________  __________________________
    Custodian's First Name  M.I. Last Name  Minor's First Name  M.I. Last Name  Minor's Soc. Sec. Number  Minor's State of Residence

[_] TRUST. Account is established in accordance with provisions of a trust agreement.

    _________________________________  ________________________________  ____________________  _________________________
    Trustee Name                       Name of Trust                     Trust Date            Tax ID Number

                                                                                               _________________________
                                                                                               Beneficiary

[_] CORPORATION, PARTNERSHIP, or OTHER ENTITY.

    _____________________________________  _____________________________________
    Business Name                          Tax ID Number
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                           ATMOS ENERGY CORPORATION
                          DIRECT STOCK PURCHASE PLAN
                            Initial Investment Form

                                [LOGO OF ATMOS]

PLEASE BE SURE TO COMPLETE AND SIGN THIS FORM.

E. SIGNATURES

By signing this form, I request enrollment, certify that I have received and read the prospectus describing the Atmos Energy Corporation Direct Stock Purchase Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint Bank of Boston as my agent to apply dividends and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to Bank of Boston.
ALL JOINT OWNERS MUST SIGN.

Under penalties of perjury, I also certify that: A. The number shown on this form is my/our correct Social Security Number or Taxpayer ID Number. B. I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (CHECK THIS BOX
[_] IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING OF INTEREST OR DIVIDENDS ON YOUR TAX RETURNS.)


______________________________________    ______________________________________
Signature                         Date    Signature                         Date

F. ADDITIONAL PROGRAM FEATURES

Listed below are many features of the Plan. Be sure to refer to the prospectus for complete information about all of the options. Please check any boxes that apply and we will mail more information to you promptly.

  [_] GIFTS. Please send me information and a Gift/Transfer Form. I am interested in making gifts of Atmos stock through the Plan.

  [_] IRA. Please send me information and an IRA Enrollment Form. I would like to know more about how the Plan can function as an IRA.

  [_] AUTOMATIC INVESTMENT. You may choose to make investments in Atmos stock by authorizing automatic monthly debits from your personal bank account. Upon receipt of a properly completed form, the Administrator will contact your bank to deduct the amount indicated in Section D above from your bank account one banking day prior to the last Investment Date each month. The Administrator will invest the deducted amount in Atmos stock in the Plan account you designate in Section D, beginning on the Investment Date. Such deductions and investments will continue monthly until you notify the Administrator to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your bank for insufficient funds.

G. BANK ACCOUNT INFORMATION               H. AUTHORIZATION

[_] Checking    [_] Savings               I hereby authorize Bank of Boston and
                                          the Financial Institution indicated
PLEASE ATTACH A VOIDED CHECK FOR          in Section A above to deduct from my
ACCOUNT VERIFICATION. If you do           bank account.
not have a voided check and the
account you are indicating is
either a savings or credit union
account, it is important you have
a financial representative verify
the information prior to returning                 .00
this form.                                $_____________ per month ($25 minimum)

                                          and to apply amounts so deducted to
________________________________________  the purchase of Atmos stock under the
Name of Financial Institution             Plan for the account designated in
                                          Section B. (Note: Deductions will
________________________________________  occur one banking day prior to the
ABA Routing Number                        Investment Date of each month.)
                     (      )
________________________________________  ______________________________________
Bank Account Number  Bank Telephone       Bank Account Owner's Signature    Date

________________________________________
Mailing Address of Financial Institution

________________________________________
City           State            Zip


 QUESTIONS? Call toll-free 1-800-736-3001 from 9 a.m. to 6 p.m. Eastern Time,
                            Monday through Friday.